POWER OF ATTORNEY



Know all by these presents, that the undersigned hereby constitute and appoint each of Maydan Rothblum and Kevin W. Waite, signing singly, as the undersigned's true and lawful attorney-in-fact and authorized representative, for it and in its name, place and stead:


     (1) to execute on behalf of the undersigned and cause to be filed and/or delivered, as required under Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Act") and the regulations thereunder, any number, as appropriate, of original, copies or electronic filings of the Securities and Exchange Commission Schedule 13D or Schedule 13G Beneficial Ownership Reports (together with any amendments and joint filing agreements under Rule 13d-1(f) of the Act, as may be required thereto) to be filed and or delivered with respect to any equity security (as defined in Rule 13d-1(d) under the Act) beneficially owned by the undersigned and which must be reported by the undersigned pursuant to Section 13(d) of the Act and the regulations thereunder;

     (2) to execute on behalf of the undersigned and cause to be filed electronically any forms, including without limitation, Securities and Exchange Commission Forms 3, 4 and 5 (together with any amendments as may be required thereto) required to be filed pursuant to Section 16(a) of the Act and the regulations thereunder; and

     (3) generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as if the undersigned could do if personally present.

This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

The undersigned acknowledges that the foregoing attorneys-in-fact and authorized representatives, in serving in such capacities at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 16th day of May, 2007.


SIGMA OPPORTUNITY FUND, LLC
By:  Sigma Capital Advisors, LLC

         By:  /s/Thom Waye
            -----------------------------------------
            Thom Waye, Manager

SIGMA CAPTIAL ADVISORS, LLC

         By:  /s/Thom Waye
            -----------------------------------------
            Thom Waye, Manager

SIGMA CAPITAL PARTNERS, LLC

         By:  /s/Thom Waye
            -----------------------------------------
            Thom Waye, Sole Member


SIGMA BERLINER, LLC
By:  Sigma Capital Advisors, LLC

         By:  /s/Thom Waye
            -----------------------------------------
            Thom Waye, Manager


/s/Thom Waye
------------------------------------
Thom Waye